UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2009 (January 20, 2009)

M & F WORLDWIDE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10065
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On January 20, 2009, M & F Worldwide Corp. (the “Company”) and MacAndrews & Forbes Holdings Inc. (“MacAndrews”) entered into a Stockholders Agreement (the “Agreement”).

Pursuant to the Agreement, MacAndrews agreed to provide advance notice and make certain representations and warranties to the Company in the event of certain future acquisitions of common stock of the Company.  MacAndrews also represented and warranted to the Company that, among other things, as of the date of the Agreement, MacAndrews’ current intentions are as set forth in Amendment No. 22 to its Schedule 13D, filed March 22, 2007 (which states that, depending on market conditions and other factors, MacAndrews may seek to acquire additional shares of the Company’s common stock through open market purchases, block purchases or otherwise).  In addition, MacAndrews agreed that, so long as the Company has public equity securities outstanding, MacAndrews will use best efforts to assure that the Company will continue to maintain a Board of Directors comprised of a majority of independent directors (under applicable stock exchange rules) and nominating and compensation committees comprised solely of independent directors.

MacAndrews (which is wholly-owned by Ronald O. Perelman, a member of the Company’s Board of Directors) beneficially owns approximately 42.4% of the Company’s outstanding common stock.  The Agreement was approved by the Board of Directors of the Company following review and approval by a special committee of disinterested directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Stockholders Agreement, dated January 20, 2009, by and between M & F Worldwide Corp. and MacAndrews & Forbes Holdings Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By	/s/ Michael C. Borofsky
	Name:	Michael C. Borofsky
	Title:	Senior Vice President

Date: January 22, 2009

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Stockholders Agreement, dated January 20, 2009, by and between M & F Worldwide Corp. and MacAndrews & Forbes Holdings Inc.

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